                                                                   EXHIBIT 10.19

                        AGREEMENT FOR PURCHASE AND SALE
                        -------------------------------

     This Agreement is made and entered into this 5th day of June, 1996, by and between AIRPORT CENTER PARTNERSHIP, a Nevada general partnership whose address is 3635 W. Twain Ave., Suite B, Las Vegas, Nevada 89103, ("Seller") and IMAGE ENTERTAINMENT, INC., a California corporation whose address is 9333 Oso Avenue, Chatsworth, California 91311 ("Buyer").

     1.  RECITALS.  Seller is the owner of that certain unimproved real property
         --------
located on Sunset Boulevard between Spencer and Bruce, in Clark County, Nevada, comprising approximately 16.5 acres, and more particularly described in Exhibit "A" attached hereto (the "Property"). Seller desires to sell the Property and Buyer desires to buy the Property, upon the terms and conditions set forth in this Agreement.

     2.  PURCHASE AND SALE.  Through escrow and at closing as hereinafter
         -----------------
provided, and conditioned upon full performance by Buyer and Seller of their obligations under this Agreement, Seller agrees to sell and Buyer agrees to buy the Property.

     3.  PURCHASE PRICE.  The purchase price for the Property is Four Million
         --------------
Dollars ($4,000,000) ("Purchase Price"), which shall consist of $3,700,000 net to Seller less Seller's closing costs, plus a brokerage fee of $300,000 payable at Close of Escrow (as hereinafter defined) to Encore Group, New America Network ("Encore"). The Purchase Price shall be paid as follows:

          (i) Seller shall receive at the Close of Escrow, $2,150,000 in cash or immediately available funds (including the Earnest Money Deposit (as hereinafter defined), along with any interest that has accrued less Seller's brokerage fees, costs and expenses); and

          (ii) Seller may elect to receive up to One Million Eight Hundred Fifty Thousand Dollars ($1,850,000) payable on January 2, 1997. Said note shall pay eight percent (8%) simple interest. The Seller may elect to have a greater portion of this Purchase Price paid in cash at Closing, but must make such election at least 30 days after the opening of the escrow. In the event Seller does not provide timely notice to Buyer of its election, all escrow funds shall be paid in cash at close of escrow. Said note shall be secured by an irrevocable letter of credit or certificate of deposit neither of which can be paid to Seller prior to January 2, 1997 or other security acceptable to both Buyer and Seller. It is specifically understood and acknowledged by Seller that it shall have no security interest in the Property by deed of trust or otherwise. The cost of any such security instrument shall be paid by the Buyer, but credited toward the Purchase Price at the Close of Escrow.

          A.   Earnest Money.  On or before June 3, 1996, a One Hundred Thousand
               -------------
     Dollar ($100,000) earnest money deposit ("Earnest Money Deposit") evidenced by Buyer's cashier's check or other immediately available funds, shall be prepared by Buyer, provided (1) Buyer has received seventy-one percent (71%) approval from the Partners of Seller of the Offer and Acceptance prepared March 26, 1996. Buyer and Seller acknowledge that Buyer has received this seventy-one percent (71%) approval on April 4, 1996 and (2) the Airport Center partnership ratifies the agreement, which requires either unanimous approval of the management committee or a majority of the partnership ownership interest. In the event the Earnest Money Deposit is not forthcoming as provided above, Seller may notify Buyer in writing that this condition precedent has not been fulfilled and that this Agreement is thereby canceled and void. The Earnest Money Deposit shall be placed in a trust account or other fiduciary account mutually acceptable to R. Gardner Jolley, on behalf of the Buyers, and Geoffrey Commons, Esq. on behalf of the Seller in Los Angeles County, California. Should the Property fail to received MD zoning as herein specified, the Earnest Money Deposit shall promptly be returned to Buyer together with the accrued interest thereon.

          B.   Release of Earnest Money.  The Earnest Money Deposit shall be
               ------------------------
     released to Seller upon Seller presenting proof of rezoning by the appropriate authorities in Clark County, Nevada of the Property to MD with said rezoning not to include any unreasonable conditions outside the parameters of existing MD guidelines. The conditions are deemed reasonable unless the total costs of all unreasonable conditions exceeds Twenty-five Thousand Dollars ($25,000). Reasonable conditions would include, but not be limited to grading and paving adjoining streets to the Property, dedicating all or a portion of Bruce adjoining the Property, landscaping, restrictions on height due to location by the airport; unreasonable conditions would include, but not be limited to restrictions that would significantly reduce building space, restrictions which would require capital improvements beyond the normal for MD zoning, restrictions on land use that would impede the construction of intended uses by Buyer which are consistent with MD zoning. In the event Buyer believes there are unreasonable restrictions, Buyer has the obligation to notify Seller within seven days in writing and Buyer has the following options: (1) to go forward despite the restrictions
     (2) if the restrictions have an economic impact of less than One Hundred Thousand Dollars ($100,000), to request the Seller to share 50/50 in these costs. Seller has the following rights: (1) to pay a fifty percent (50%) share of the costs or (2) refuse to pay a fifty percent (50%) share and cancel the escrow.

     4.   ESCROW.  Escrow shall open with United Title after the Earnest Money
          ------
Deposit has been placed in an account as agreed to by the parties and the escrow shall deemed to be opened upon deposit of this Agreement with United Title located at 4100 W. Flamingo Rd., Suite 1000, Las Vegas, Nevada 89103 (the "Escrow"). The parties shall execute escrow instructions to be prepared by United Title in order to consummate the purchase and sale of the Property in accordance with the terms and provisions of this Agreement. United Title shall be instructed to prorate current taxes, insurance, Rents (as hereinafter defined) and any other charges of a like kind or nature relating to the Property to the Close of Escrow. In the event of any conflict between said escrow instructions and this Agreement, this Agreement shall prevail.

     5.   CONDITIONS.  This Agreement is subject to the following conditions:
          ----------

          A. Buyer shall have a customary 60-day feasibility study period ("Feasibility Period") within which to conduct studies of the Property, including, but not limited to: soils testing, environmental study, biological study (including but not limited to tortoise study), hydrology tests, design criteria and feasibility. The Feasibility Studies shall also include review of the sign leases and locating those signs on the Property along with any easements referred to in the survey to be obtained by Buyer or any easements referred to in this Agreement. Said studies and tests shall be at no cost or detriment to Seller and Buyer shall deliver to Seller copies of all reports as they are completed. Such tests and studies shall hereinafter be collectively referred to as the "Studies". Buyer shall be entitled to enter the Property to conduct its Studies as provided for under paragraph 7 of this Agreement. Furthermore, Seller agrees to cooperate with Buyer and Buyer's agents in conducting said Studies and, if required, by signing any documents needed by Buyer to conduct those Studies. Buyers hereby designate Ron Vitto as the appropriate party to sign said documents. Buyer has the obligation to notify Seller of problems that result from these Studies. Buyer may during this sixty (60) day period decide for any reason not to proceed and this Agreement shall be terminated. Buyer's only obligation to Seller shall be to pay any title and escrow costs that may have accrued to that date. Even if problems occur, said contingency is deemed waived at the end of the sixty (60) day period unless Seller gives Buyer a written extension of the Feasibility Period.

          B. The Feasibility Period began April 4, 1996 and ends June 3, 1996. At or before the end of sixty (60) days Buyer shall put up the Earnest Money Deposit as described above and open escrow. All contingencies shall be deemed waived at the opening of escrow except: zoning as discussed above and delivery of the Property free and clear at close of escrow.

          C. Payment in full by Seller of any improvement bonds, special improvement districts, limited improvement districts, at or before close of escrow.

          D. Buyer's re-zoning of the Property to MD (Clark County) within 120 days of the full execution of this Agreement by Seller (the "Re-Zoning Period"). The Re-Zoning Period may be greater than one hundred and twenty days (120), which under paragraph 9(B), provides for two (2) thirty (30) day extensions. Buyer shall apply for said re-zoning on or before June 3, 1996.

          E. At the end of the Re-Zoning Period, if re-zoning is not complete, Buyer may extend Escrow for two (2) thirty (30) day periods as follows:
     Buyer shall deposit into Escrow an additional non-refundable $25,000 for each such thirty (30) day extension on or before the expiration of the then current escrow period. Such additional deposits shall be non-refundable and shall be released to Seller, but shall be applied to the Purchase Price if the sale of the Property is completed.

          F. Seller acknowledges that this Agreement must be approved by the Buyer's Board of Directors, which approval must be obtained within 30 days of full execution of this Agreement by Seller.

     6.   PRELIMINARY TITLE REPORT.  Buyer shall obtain a Preliminary Title
          ------------------------
Report on the Property. Buyer shall be deemed to have approved of said report by June 3, 1996 unless written notification of disapproval has been received by Seller. In any event, title issues are waived upon opening of escrow unless Seller and Buyer mutually agree in writing otherwise. In the event of such disapproval, Seller may cancel the Escrow or alternatively may have thirty (30) days from the deposit of the Earnest Money Deposit within which to attempt to eliminate any disapproved exceptions from the policy of title insurance to be issued in favor of Buyer at the Close of Escrow, and if not eliminated, Escrow shall be canceled and the Earnest Money Deposit shall be returned to Buyer, unless Buyer then elects to waive its prior disapproval. Failure of Buyer to disapprove any exceptions within the above mentioned time limit shall be deemed approval of the Preliminary Title Report. Any exceptions to which no disapproval is made shall be deemed "Permitted Exceptions."

     7.   RIGHT OF ENTRY AND INSPECTION.  Buyer shall have the right to enter
          -----------------------------
upon the Property at any reasonable time prior to Close of Escrow to make such inspections, environmental audits, tests, surveys and investigations as Buyer may deem appropriate. All entry and activities by Buyer upon the Property shall be at Buyer's sole cost, risk and expense.

     8.   WARRANTIES OF SELLER.  The representations and warranties of Seller
          --------------------
made in this Section, unless otherwise noted herein, are material and reasonably relied upon by Buyer and are true and shall be true in all respects as of the date this Agreement is executed by Seller and, unless otherwise communicated to Buyer in writing, as of the Close of Escrow. Such representations and warranties shall survive the Close of Escrow. Seller hereby warrants that, to the best of Seller's knowledge, each of the following statements is true:

          A.   Actions, Suits or Proceedings.  There are no actions, suits or
               -----------------------------
     proceedings which are pending or threatened before any governmental department, commission, board, bureau, agency or instrumentality that would materially and adversely affect the Property or the right to occupy or utilize it. Buyer acknowledges that Seller has a claim regarding a $25,000 deposit at American Title, however, the parties agree said claim will not affect the Property.

          B.   No Notice of Pending Condemnation.  There are no pending or
               ---------------------------------
     threatened condemnation or eminent domain proceedings affecting the Property, or any part thereof.

          C.   Compliance.  There is no aspect or condition of the Property
               ----------
     which violates applicable laws, rules, regulations, codes, or covenants, conditions or restrictions, nor have there been improvements or alterations made to the Property without a permit where one was required, nor is there any unfiled order or directive of any applicable governmental agency, or of any casualty insurance company that requires any work of investigation, remediation, repair, maintenance or improvement to be performed on, at or to the Property.

          D.   Maintenance During Escrow and Condition at the Close of Escrow.
               --------------------------------------------------------------
     Seller expressly agrees to manage and maintain the Property until the Close of Escrow in the customary and ordinary course of business.

          E.   Changes in Agreement.  Prior to the Close of Escrow, Seller will
               --------------------
     not violate or modify, orally or in writing, any lease, contract, understanding or any other agreements, or create any new leases or other agreements affecting the Property, without Buyer's written approval.

          F.   Possessory Rights.  No person, except as disclosed by this
               -----------------
     Agreement or otherwise in writing to Buyer, has any right to possession of the Property.

          G.   Mechanics' Liens.  There are no unsatisfied mechanics' or
               ----------------
     materialman's lien rights concerning the Property.

          H.   Bankruptcy Proceedings.  Neither Seller nor any part of the
               ----------------------
     Property is the subject of any bankruptcy proceedings.

          I.   True and Correct Documents.  All copies of documents furnished to
               --------------------------
     Buyer by Seller or its representatives in connection with the transaction are true, correct and complete copies of the originals.

          J.   Hazardous Materials.  Seller has not received any written notice,
               -------------------
     nor to the best of Seller's actual knowledge, any other information indicating that the Property is in violation of any Environmental Law. As used herein, "Environmental Law" shall mean any Federal, State or local law, ordinance or regulation relating to flammable explosives, radioactive materials, hazardous wastes, toxic substances, underground storage tanks or related materials, including, but not limited to asbestos, petroleum or any petroleum by-products, urea formaldehyde, foam insulation, polychlorinated biphenlys, and those substances defined as "hazardous substances," "hazardous materials," or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") as amended, 42 U.S.C. (S)(S)9601 et seq.; the Resource Conservation and
                                   -- ----
     Recovery Act ("RCRA"), 42 U.S.C. (S)(S)6901 et seq.; Nevada Revised
                                                 -- ----
     Statutes Chapter 459 (Hazardous Materials); or in any regulations adopted in publications promulgated pursuant to such laws and amendments thereto.

               To the best knowledge of Seller, there are no Hazardous Substances on, under, or about the Property, nor has Seller undertaken, permitted, authorized or suffered, and will not undertake, permit, authorize or suffer the presence, use, manufacture, handling, generation, storage, treatment, discharge, release, burial or disposal on, under or about the Property of any Hazardous Substances, or the transportation to, from, or over the Property, of any Hazardous Substances. As used herein, "Hazardous Substance" shall mean any substance, material or matter that may give rise to liability under any Environmental Laws.

          K.   Endangered Species.  The Property complies with or shall comply
               ------------------
     with, as required, the federal Endangered Species Act.

          L.   Utilities.  Telephone services, gas, electric power, storm
               ---------
     sewers, sanitary sewer and water facilities are available to the Property, adequate to serve the Property and are not subject to any conditions, other than normal charges to the utility supplier, which would limit the use of such utilities.

          M.   Improvement District Proceedings.  There are no threatened,
               --------------------------------
     proposed or pending proceedings through which the Property or any portion thereof would be included in any improvement district and subjected to any special, general or local assessment, other than the existing improvement bond relating to the Property.

          N.   Landfills.  There is no landfill area on any portion of the
               ---------
     Property.

          O.   Foreign Persons.  Seller is not a "foreign person," as that term
               ---------------
     is defined in Section 1445 of the U.S. Internal Revenue Code of 1986, as amended. (In that regard, Seller shall deposit into Escrow, at or prior to Close of Escrow, an affidavit in such form as may be required by the U.S. Internal Revenue Service, setting forth Seller's full name, address and taxpayer identification number and stating under penalty of perjury that Seller is not a "foreign person" as so defined).

     9.   CLOSING.
          -------

          A. The Escrow is to close ("Close of Escrow") after the Property has been rezoned as herein provided, but not before September 1, 1996. After the Property has been rezoned, Buyer, at its option, may close the Escrow before September 1, 1996, by giving Seller at least ten (10) days notice it intends to close Escrow. In no event, however, may the Close of Escrow occur more than one hundred twenty (120) days from the date of execution of this Agreement, unless the Close of Escrow is extended pursuant to subparagraph B as set forth below. Possession shall transfer from Seller to Buyer at Close of Escrow. Buyer is aware that Seller has month to month sign leases on the Property. These funds shall accrue to Seller until Close of Escrow. The sign leases and taxes shall be prorated at Close of Escrow.

          B. Buyer shall have the right to extend this escrow if zoning has not been completed for two 30-day periods as follows: Buyer shall pay the Airport Center partnership Twenty-five Thousand Dollars ($25,000) for each 30-day extension. In the event the escrow closes prior to the expiration of the extension, the Twenty-five Thousand Dollars ($25,000) shall be credited by escrow to Buyer. These funds are nonrefundable. The payment of the Twenty-five Thousand Dollars ($25,000) is a condition precedent to extending the escrow. If Buyer fails to make this payment, escrow is automatically terminated unless Seller notifies escrow in writing otherwise.

     C.   Seller shall deliver to Buyer, at Close of Escrow:

               (1) a grant, bargain, sale deed conveying good and marketable title to Buyer or its nominee (final vesting shall be determined in escrow); and

                    (2) affidavits or qualifying statements that satisfy the requirements of (S)1445 of the Internal Revenue Code of 1986, as amended and described in Paragraph 8(O).

                    (3) a standard ALTA Owner's Title Insurance Policy or a standard CLTA Owner's Title Insurance Policy, as the case may be, to be furnished by United Title insuring Buyer in the amount of the Purchase Price and showing the Property to be subject to no exceptions other than the Permitted Exceptions and such other exceptions as may be expressly approved by Buyer in writing.

          D. Buyer and Seller to pay customary closing costs as is normal in Clark County, Nevada. Seller shall pay for a CLTA Owner's Title Policy, provided, however, Buyer may elect to pay for ALTA land survey and title policy but shall be credited the cost of the CLTA policy; and

          E. At the Close of Escrow, each of the parties shall deliver to the escrow agent such sums, instruments and documents as are required by this Agreement or are customary in similar transactions in Clark County, Nevada, and each party shall do all of the things reasonably necessary to close this transaction and carry out the purpose and intent of this Agreement.

          F. Taxes, insurance, Rents and any other charges of a like kind or nature relating to the Property shall be prorated as of the date of the Close of Escrow.

          G. Buyer is aware that acceptance of this offer is conditioned upon Buyer submitting a signed offer in the amount of Three Hundred Thousand Thirty-five Dollars ($335,000) to Dorothy Kingsbury and Mavourneen Lamb regarding the property described as APN 177-02-500-001. Seller acknowledges that it has already received this offer. Buyer is aware that there is an existing and signed offer on this approximate 0.6 acre parcel and that Seller may not have the ability to deliver this parcel. The purchase of this adjoining parcel is not a contingency of this Agreement.

     10.  COMMISSIONS.  Encore represents the Buyer only in this transaction,
          -----------
and is to be compensated at the Close of Escrow as specified above. Buyer and Seller each warrant that no other broker, salesman or agent has been engaged or used by it in connection with this transaction, and each party agrees to indemnify the other party against any and all loss, claims, liability and expense, excluding reasonable attorneys' fees, arising out of any claim for commission or fee incurred or allegedly incurred by the indemnifying party.

     11.  NOTICES.  All notices hereunder shall be in writing, and shall be
          -------
deemed to have been given or made when actually received if sent by certified mail, postage prepaid, and return receipt requested, Federal Express (or other nationally recognized overnight delivery service) or facsimile transmission (followed by a hard copy sent by certified mail or Federal Express, and will be directed as follows:

If to Buyer:   Image Entertainment, Inc.
               9333 Oso Avenue
               Chatsworth, CA  91311
               Attn: Cheryl Lee, Esq.,
               Chief Administrative Officer & General Counsel
               Facsimile: 818-577-5143

If to Seller:  Airport Center Partnership
               122 Patrician Way
               Pasadena, CA  91105
               Attn: Geoffrey Commons, Esq.
               Facsimile: 818-577-5143

With copy to:  Ron Vitto
               9830 West Red Coach Avenue
               Las Vegas, NV  89129
               Facsimile: 702-877-4225

With copy to:  Ed Carse
               3635 W. Twain Ave., Suite B
               Las Vegas, NV 89103

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

     12.  ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement
          ----------------
between the parties relating to the subject matter contained in it and supersedes all prior or contemporaneous agreements, representations and understanding of the parties. No waiver of any of the provisions of this Agreement shall be deemed, nor shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing wavier. No supplement, modification or amendment of this Agreement nor any waiver of any provision shall be binding unless executed in writing by all the parties.

     13.  EXHIBITS.  The Exhibits to this Agreement form an integral part of
          --------
this Agreement.

     14.  FORCE MAJEURE.  In addition to the specific provisions of this
          -------------
Agreement, performance by any party hereunder shall not be deemed to be in default where delays or defaults are due to war, insurrection, strikes, lock-outs, riots, floods, earthquakes, fires, casualties, acts of God, acts of the public enemy, epidemics, quarantine restrictions, freight embargoes, lack of transportation, governmental restrictions or priority, litigation (including delays beyond the reasonable control of the party) to include, but not be limited to: unusually severe weather, inability to secure necessary labor, materials or tools, delays of any contractor, subcontractor or supplier, acts of another party, acts or the failure to act of any public or governmental agency or entity, or any other causes beyond the control or without the fault of the party claiming an extension of time to perform. An extension of time for any such cause shall only be for the period of the enforced delay, which period shall commence to run from the time of the commencement of the cause.

     15.  NO ATTORNEY FEES.  In the event either party institutes an action or
          ----------------
proceeding to enforce or interpret any rights hereunder, neither party will be entitled to attorney's fees or expenses incurred in connection therewith.

     16.  BINDING AGREEMENT.  This Agreement shall be binding upon and shall
          -----------------
inure to the benefit of the parties and their respective heirs, legal representatives, successors and assigns.

     17.  APPLICABLE LAW AND VENUE.  The laws of the State of Nevada shall apply
          ------------------------
to the interpretation, construction and enforcement of this Agreement. Any dispute arising under this Agreement shall be settled by binding arbitration in the Los Angeles, California metropolitan area. The arbitration shall be conducted under the rules of J.A.M.S./Endisputes or other arbitration association or service reasonably acceptable to the parties. The arbitration shall be conducted by one (1) retired judge, mutually and reasonable agreeable to both parties.

     18.  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts. A set of counterparts containing the signatures of all parties hereto shall have the same effect as a single Agreement containing the signatures of all parties.

     19.  JOINT PREPARATION.  The provisions of this document have been
          -----------------
negotiated by all parties hereto and should therefore not be interpreted or construed in favor of or with prejudice against any particular party, but in accordance with the general tenor of the language used.

     20.  ZONING.  Buyer agrees to submit applications to Clark County, Nevada
          ------
to rezone the Property on or before June 3, 1996. Buyer shall pay all costs associated with such rezoning, use permits, variances and other applications and petitions. Seller as the owner agrees to properly execute any rezoning application and petitions and to timely deliver them to Buyer to allow their submission to Clark County, Nevada. Seller agrees to have a representative of Seller make an appearance on the record at each hearing relevant to the rezoning applications if it is required. Ron Vitto shall be the appropriate party to sign such documents and appear at any necessary hearing.

     21.  REMEDIES OF SELLER.  Notwithstanding anything in this Agreement to the
          ------------------
contrary, in the event that Buyer defaults, the sole and exclusive remedy of Seller against Buyer shall be to retain the Earnest Money Deposit and any extension payments made to Buyer under Paragraph 5(E), in settlement and payment of Seller's costs, expenses and damages (including consequential damages) resulting from such breach, default or failure of Buyer. Seller acknowledges that such sums shall be considered liquidated damages in payment of any claims Seller may have against Buyer.

     22.  CHANGE IN PROPERTY.  This Agreement is expressly contingent upon there
          ------------------
being no change after the expiration of the Feasibility Period and prior to the Close of Escrow in the nature of, condition of or circumstances affecting the Property, including, without limitation, any change in (a) the areas determined to be flood prone areas; (b) availability of utilities; (c) access; (d) governmental zoning ordinances; or (e) restrictions and requirements affecting the ownership and development of the Property. If any such change occurs prior to Close of Escrow, then Buyer may elect to terminate this Agreement by written notification to Seller at any time prior to Close of Escrow and, notwithstanding any other provisions of this Contract, the Earnest Money Deposit, any extension fees and any other amounts which have not been applied to the Purchase Price shall be promptly refunded to Buyer, and the parties hereto shall have no further obligation to each other.

     23.  LEASES.  Buyer is aware that certain sign leases ("Leases") affect the
          ------
Property and generate rents payable to Seller ("Rents"). Upon full execution of this Agreement, Seller shall immediately provide the Buyer copies of the Leases. Seller warrants and represents that all the Leases which affect the Property have been provided to Buyer, are in full force and effect, the copies provided to Buyer are true and correct copies of the Leases, and that neither Seller nor the tenants are in default under the terms and provisions of the Leases. The Seller shall provide to Buyer an Assignment of Leases and Rents which will be delivered to Buyer upon Close of Escrow. All Rents due and owing by tenant to Seller shall be prorated to the date of Close of Escrow. Any tenant security deposit shall be delivered to Buyer at Close of Escrow.

     24.  MISCELLANEOUS.
          -------------

          A. No verbal agreements made by Encore relative to this transaction shall be construed to be a part of this transaction unless incorporated in writing herein.

          B. Buyer and Seller agree that notice will be given to Encore if any changes are made to this Agreement and that Encore will be supplied with copies of all documentation relating to this transaction.

          C. Buyer shall cooperate with Seller(s) in applying all or a portion of the proceeds of this sale in a 1031 tax-deferred exchange, provided that Buyer shall incur no cost or liability in such cooperation.

          D. Except as otherwise expressly provided herein, Buyer, on one hand, and Seller, on the other hand, shall bear all of its own expenses (including, without limitation, attorney's fees) incurred in connection with the preparation, negotiation, execution, delivery or performance of this Agreement.

          E. Buyer is aware that one of the Sellers is a licensed real estate agent in the state of Nevada.

          F. Buyer is aware that easements along proposed Bruce Street have not been dedicated to Clark County.

          G. Subject to the terms and conditions set forth herein, in the event Buyer causes Escrow and title to fail to as herein provided, Buyer will be responsible for all reasonable and customary title and Escrow fees.

          H. The undersigned partner in Seller hereby represents and warrants that he has the authority to sign this Agreement on behalf of the Seller, that the Management Committee of Seller consists of Edward Carse, Geoffrey Commons and Ronald Vitto, and that the Management Committee has authority to execute documents on behalf of Seller. Seller further represents that it has provided Buyer a true and correct copy of the Partnership Agreement governing Seller and that those terms and provisions remain in full force and effect.

     Dated as of the year and date above first written.

AIRPORT CENTER PARTNERSHIP,             IMAGE ENTERTAINMENT, INC.
a __________ partnership,               a California corporation,


By: /S/ GEOFFREY D. COMMONS             By:  /S/ MARTIN W. GREENWALD
    ------------------------------           ------------------------------
    Geoffrey D. Commons                      Martin W. Greenwald
                                             Its:  President
                                                      "BUYER"
By: /S/ RON VITTO
    ------------------------------
    Ron Vitto


By: /S/ ED CARSE
    ------------------------------
    Ed Carse
Its: Management Committee
           "SELLER"